SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2025

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2025, iQSTEL Inc. (the “Company”) filed a Second Amended and Restated Certificate of Designation for the Series D Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Nevada to amend and restate the terms of its Series D Preferred Stock, originally established on November 3, 2023, and first amended on July 7, 2025. The Second Amended and Restated Certificate of Designation maintains the number of authorized shares at 100,000 and revises the terms by introducing a True-Up Adjustment mechanism to the conversion rate, as described below. The amended terms include the following key provisions:

  Dividend Rights: 12% cumulative dividend, payable as, when, and if declared by the Board of Directors, calculated on a 360-day year, accruing from the date of issuance and ceasing the day prior to conversion, with pro rata dividends for partial-year holdings.
  Conversion Rights: Following three months from the issuance date, the Series D Preferred Stock is convertible into common stock at a rate of 12.5 shares of common stock per share (the “Base Shares”), subject to adjustment for stock splits, dividends, or reorganizations. Additionally, a True-Up Adjustment mechanism applies, whereby the conversion may include additional shares based on a comparison of the original conversion price (based on the 10-day VWAP with a 20% discount at the time of issuance) to the lowest daily VWAP during the five trading days preceding the conversion date with a further 20% discount applied to such lowest daily VWAP (the “Adjusted Conversion Price”), with a floor of $1.00 and a maximum True-Up Ratio of 2.5.
  Redemption Provisions: Optional redemption by the Company at 105% of the price paid by the holder, upon not more than three trading days’ notice.
  Liquidation Preference: Senior to common stock, Series A Preferred Stock, and Series C Preferred Stock, and on parity with Series B Preferred Stock, in any liquidation, dissolution, or winding up of the Company.
  Voting Rights: No voting rights, except as required by law or for amendments to the Certificate of Designation or Articles of Incorporation that would alter the Series D Preferred Stock’s rights.
  Leak-Out Restriction: After three months, conversions to common stock and sales are limited to 10% of the average daily trading volume of the Company’s common stock per holder.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Designation for the Series D Preferred Stock, dated October 10, 2025
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date: October 10, 2025

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